SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 23, 2014

Atomic Paintball, Inc.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Texas	0-52856	75-2942917
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2600 E. Southlake Blvd., Suite 120-366, Southlake, TX 76092
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

817-491-8611
 (ISSUER TELEPHONE NUMBER)

Copies to:

Hunter Taubman Weiss LLP
130 w. 42nd Street, Suite 1050
 New York, NY 10036
Tel: 212-732-7184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure

On September 24, 2014, Atomic Paintball Inc. (the “Company”) issued a press release to disclose its entry into a letter agreement (the “Agreement”) with Carey Kriz (“Kriz”), pursuant to which the parties expressed the intent to enter into a definitive agreement regarding the Company’s acquisition of certain of Kriz's intellectual property at the consideration of 200,000 shares of the Company’s preferred stock. Pursuant to the Agreement, Kriz also agreed to grant to the Company a license to use certain of Kriz’s intellectual property until December 31, 2014 on an exclusive basis. A copy of the press release and the Agreement are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

Information contained herein, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.”

Item 9.01. Financial Statements and Exhibits

(c)  EXHIBITS

The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
99.1	Press Release dated September 24, 2014
99.2	Letter Agreement by and between Atomic Paintball, Inc. and Carey Kriz, dated September 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atomic Paintball, Inc.

Date: September 24, 2014	By:	/s/ Darren Dunckel
Darren Dunckel
Chief Executive Officer